                                                                    EXHIBIT 99.1

PRESS RELEASE                                                       TRADED: NYSE
FOR IMMEDIATE RELEASE                                               SYMBOL: ELK

FOR FURTHER INFORMATION:

Harold R. Beattie, Jr.
Sr. Vice President, Chief Financial Officer and Treasurer
(972) 851-0523

               ELKCORP REPORTS FIRST QUARTER FISCAL 2003 RESULTS;
            ELKCORP ACQUIRES NEW COMPOSITE BUILDING PRODUCTS PLATFORM

DALLAS, TEXAS, October 16, 2002 . . . . ElkCorp today reported net income of
$9.0 million, or $0.46 per diluted share, for its first fiscal quarter ending September 30, 2002, and announced the acquisition of substantially all of the assets of Advanced Composites Technologies, L.L.C., a manufacturer of composite building products.

CONSOLIDATED OPERATING RESULTS

ElkCorp reported consolidated net income of $9.0 million, or $0.46 per diluted share, for its first fiscal quarter ending September 30, 2002, compared to $4.9 million, or $0.25 per share, during the same quarter last year. Consolidated sales were $120.1 million, compared to $143.2 million during the same quarter last year.

The use of variable accounting for employee stock options issued under ElkCorp's 1998 Incentive Stock Option Plan increased net income during the September 2002 quarter by $3.5 million, or $0.18 per share, and decreased net income by $0.9 million, or $0.05 per share, during the same quarter last year. Pursuant to variable option accounting, income is charged (or credited) during each accounting period to reflect changes in any excess of the market value of shares underlying vested options, over the exercise price of vested options.

Excluding the effect of variable stock option accounting, pro forma income for the September 2002 quarter was $5.5 million, or $0.28 per share, compared to $5.8 million, or $0.30 per share, in the year-ago quarter. Unusually high litigation accruals during the September 2002 quarter reduced net income by approximately $0.03 per share and resulted, in part, from the favorable settlement of several lawsuits.

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PRESS RELEASE
ElkCorp
October 16, 2002
Page 2

Effective August 13, 2002, ElkCorp's Board of Directors terminated the cashless relinquishment alternative, previously available under the 1998 Plan, that had resulted in ElkCorp's use of variable stock option accounting. Accordingly, ElkCorp now utilizes fixed stock option accounting, and therefore, income in future quarters will no longer be affected by changes in ElkCorp's share price.

SEGMENT OPERATING RESULTS

First quarter Building Products sales were $113.3 million, compared to $131.0 million in the year-ago quarter. Operating profit was $14.5 million, compared to $14.6 million in the same quarter last year. Compared to the year-ago quarter, lower sales were reflective of a general slowing in the roofing market during the quarter, inventory reductions by roofing distributors, and a reluctance by Elk to participate in aggressive discount pricing in some markets. Average product prices increased about 2% compared to the year-ago quarter; however, a lower product sales mix resulted in relatively flat sales per unit. Relative to the same quarter last year, significantly higher current asphalt costs during the September 2002 quarter reduced operating profit by over $2.5 million; however, significantly lower freight costs, lower unit manufacturing costs, and good expense control during the quarter generally offset the higher asphalt costs and lower sales volume. The Building Products segment experienced unusually high litigation accruals during the quarter that reduced operating profit by approximately $1.0 million. Higher litigation accruals resulted, in part, from the favorable settlement of several lawsuits.

First quarter sales for the Other, Technologies segment totaled $6.8 million, compared to $12.2 million in the year-ago quarter. An operating loss of $1.1 million was recorded during the quarter, compared to $0.1 million of operating profit in the same quarter last year. A continuation of unfavorable market conditions caused Cybershield's sales to decline significantly compared to the year-ago quarter, with Cybershield being largely responsible for lower combined segment sales. Cybershield experienced an operating loss of $0.6 million during the quarter; however, the September 2002 quarter represented the third consecutive quarter of diminishing quarterly losses at Cybershield. Ortloff also experienced an operating loss of $0.6 million during the quarter, as no significant license fees were recorded. Chromium was marginally profitable.

FINANCIAL CONDITION

At September 30, 2002, the principal amount of ElkCorp's long-term debt was $120.0 million. In June 2002, the company entered into a receive fixed, pay floating interest rate swap to effectively convert the interest rate from fixed to floating on $60.0 million of its long term debt through 2012. At September 30, 2002, the fair market value of this interest rate hedge was approximately $6.0 million. Accounting rules require that this amount be

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PRESS RELEASE
ElkCorp
October 16, 2002
Page 3

recorded on the balance sheet as an increase in "other assets", offset by a corresponding increase in the carrying value of "long-term debt". Therefore, ElkCorp's balance sheet at September 30, 2002 reflects long-term debt of $126.0 million. ElkCorp has no off-balance sheet arrangements or transactions with unconsolidated, special purpose entities.

At September 30, 2002, ElkCorp's liquidity consisted of $21.1 million of cash and marketable securities and $97.4 million of available borrowings under a $100 million committed revolving credit facility. ElkCorp's debt to capital ratio (after deducting cash and marketable securities from ElkCorp's $120.0 million of principal debt) was 34.9%.

Inventories increased approximately $20 million from the year-ago quarter. This increase is primarily reflective of less than desired roofing product inventories at the end of the year-ago quarter. At September 30, 2002, roofing product inventories represented less than 1.5 months of anticipated full year unit roofing shipments.

ADVANCED COMPOSITES TECHNOLOGIES ACQUISITION

Elk Composite Building Products, Inc. ("ECBPI"), a newly formed indirect subsidiary of ElkCorp, has acquired substantially all of the assets of Advanced Composites Technologies, L.L.C., ("ACT") a start-up stage manufacturer of advanced composite building products. The purchase price was approximately $2.2 million in cash, plus contingent future earn-out payments based upon the profitability of ECBPI above certain thresholds. Richard A. Nowak, ElkCorp's President and Chief Operating Officer, said, "The ACT acquisition fulfills our strategic objective to create a new building products platform based upon advanced composite technology, under the Elk Premium Building Products brand. We believe that the ACT acquisition provides us with an excellent low risk platform to pursue rapidly growing traditional markets for advanced composite building products and the technology to develop new high end non-asphaltic roofing products. We expect that the ACT acquisition could reduce second quarter net income by about $0.01 per share; however, the ACT acquisition is expected to be accretive to earnings for full fiscal 2003, and beyond," he concluded.

OUTLOOK

Thomas D. Karol, ElkCorp's Chairman of the Board and Chief Executive Officer, said, "Following relatively weak shingle shipments during July and August, we ended the September 2002 quarter on a positive note as record September shingle shipments exceeded those of the prior September by over 12%. We believe that inventory reductions at the distributor level have essentially run their course, and preliminary indications are that September's shipment momentum will continue into October. However, we also believe that pricing pressure may continue over the near term, as manufacturers' inventories

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PRESS RELEASE
ElkCorp
October 16, 2002
Page 4

remain ample relative to current demand. Looking forward to the spring and summer quarters, the industry will require stronger demand resulting from traditional factors to spur good full year-over-year shipment growth. Our asphalt costs remain stubbornly high with no relief in sight. Current asphalt costs exceed our average fiscal 2002 asphalt costs by more than $9 million ($0.28 per share) on an annual basis. Improved operational effectiveness and likely price increases should help to overcome higher asphalt costs during the second half of fiscal 2003.

"Our Other, Technologies subsidiaries also ended the quarter on a positive note. Excluding severance payments, Cybershield was profitable during the month of September. Cost reductions have significantly reduced Cybershield's breakeven sales level, and we continue to expect a return to profitability by the fourth quarter of fiscal 2003. While Ortloff recorded no significant license fees during the September quarter, we remain confident of good full year profitability. Ortloff's active project pipeline remains strong, and one significant license agreement was secured in early October. We continue to see good momentum with Chromium's new wear plate and tile products, and we are expecting solid profitability for full fiscal 2003.

"We currently expect earnings of $0.12 to $0.17 per share for our second fiscal quarter ending December 31, 2002. Our outlook anticipates a continuation of currently high asphalt prices, pressure on product pricing, and a traditional seasonal slowdown in unit shipments. The unknowns of a potential war with Iraq are not factored into this guidance. On the one hand, oil prices may initially spike sharply above current levels; however, we do not believe such increases would be long lived if oil supplies are not curtailed. The potential downstream impact on asphalt prices is unknown. On the other hand, if there are fears of asphalt shortages, roofing distributors could move quickly to build shingle inventories, thereby increasing our sales. Industry sources believe that current oil prices embody a $7 to $8 per barrel "war premium" related to supply uncertainty. If world oil supplies are not disrupted in the event of war, it is conceivable that oil prices might actually decline.

"Our manufacturing facilities are presently operating at record efficiency, and we are well positioned to deliver good earnings growth during the second half of fiscal 2003 with a return to more normal growth patterns in the roofing market and expected improvement in asphalt cost / pricing dynamics. However, given the considerable uncertainties that exist regarding war with Iraq and its impact on raw material pricing and the economy, it is not possible to provide specific guidance for the second half of fiscal 2003 at the present time. If we see no improvement in current conditions, full fiscal 2003 earnings will likely approximate $1.23 to $1.33 per share ($1.05 to $1.15 per share, exclusive of first quarter income from variable stock option accounting). Upside potential of $0.20 per share could be realized if conditions improve," he concluded.

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PRESS RELEASE
ElkCorp
October 16, 2002
Page 5

CONFERENCE CALL

ElkCorp will host a conference call tomorrow, Thursday, October 17, 2002, at 11:30 a.m. Eastern time (10:30 a.m. Central time). The conference call will be broadcast live over the Internet. Interested parties can access the conference call through the ElkCorp website at www.elkcorp.com (Investor Relations / Calls & Presentations) or by visiting www.prnewswire.com.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "optimistic," "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," "likely," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, ElkCorp's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, acts of God, war or terrorism, as well as the other risks detailed herein, and in the company's reports filed with the Securities and Exchange Commission, including but not limited to, its Form 10-K for the fiscal year ending June 30, 2002, and subsequent Forms 8-K and 10-Q.

                                - - - - - - - -

ElkCorp, through its subsidiaries, manufactures Elk brand premium roofing and building products (over 90% of consolidated sales) and provides technologically advanced products and services to other industries. Each of ElkCorp's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

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PRESS RELEASE
ElkCorp
October 16, 2002
Page 6

CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)

                                                                                        Trailing
                                                  Three Months Ended               Twelve Months Ended
                                                     September 30,                    September 30,
                                                 2002             2001            2002             2001
                                               ---------        ---------       ---------        ---------

SALES                                          $ 120,082        $ 143,219       $ 483,389        $ 421,160
                                               ---------        ---------       ---------        ---------
COSTS AND EXPENSES:
       Cost of sales                              95,428          116,504         389,201          348,676
       Selling, general & administrative          14,102           15,040          58,453           51,798
       Noncash stock option compensation          (5,378)           1,437            (781)           2,122
       Interest expense, net                       1,680            2,280           5,487            3,391
                                               ---------        ---------       ---------        ---------
Total Costs and Expenses                         105,832          135,261         452,360          405,987
                                               ---------        ---------       ---------        ---------
INCOME BEFORE INCOME TAXES                        14,250            7,958          31,029           15,173

Provision for income taxes                         5,254            3,058          11,840            5,201
                                               ---------        ---------       ---------        ---------

NET INCOME                                     $   8,996        $   4,900       $  19,189        $   9,972
                                               =========        =========       =========        =========
INCOME PER COMMON SHARE-BASIC                  $    0.46        $    0.25       $    0.99        $    0.52
                                               =========        =========       =========        =========
INCOME PER COMMON SHARE-DILUTED                $    0.46        $    0.25       $    0.97        $    0.51
                                               =========        =========       =========        =========
PRO FORMA INFORMATION:
   EXCLUDING NONCASH STOCK OPTION
       COMPENSATION -
       NET INCOME                              $   5,500        $   5,834       $  18,681        $  11,351
                                               =========        =========       =========        =========
       INCOME PER COMMON SHARE-BASIC           $    0.28        $    0.30       $    0.96        $    0.59
                                               =========        =========       =========        =========
       INCOME PER COMMON SHARE-DILUTED         $    0.28        $    0.30       $    0.95        $    0.58
                                               =========        =========       =========        =========
AVERAGE COMMON SHARES OUTSTANDING
    Basic                                         19,461           19,231          19,369           19,249
                                               =========        =========       =========        =========
    Diluted                                       19,594           19,464          19,689           19,420
                                               =========        =========       =========        =========

PRESS RELEASE
ElkCorp
October 16, 2002
Page 7

FINANCIAL INFORMATION BY COMPANY SEGMENTS
(Unaudited, $ in thousands)

                                                                                                 Trailing
                                                          Three Months Ended                Twelve Months Ended
                                                             September 30,                     September 30,
                                                         2002             2001             2002             2001
                                                       ---------        ---------        ---------        ---------

SALES
      Building Products                                $ 113,316        $ 131,025        $ 441,964        $ 376,764

      Other, Technologies                                  6,766           12,194           41,425           44,330

      Corporate & Eliminations                                 0                0                0               66
                                                       ---------        ---------        ---------        ---------
                                                       $ 120,082        $ 143,219        $ 483,389        $ 421,160
                                                       =========        =========        =========        =========

OPERATING PROFIT (LOSS)
      Building Products                                $  14,498        $  14,625        $  53,198        $  29,165

      Other, Technologies                                 (1,089)              93           (5,536)           1,298

      Corporate & Eliminations
        Before noncash stock option compensation          (2,857)          (3,043)         (11,927)          (9,777)
        Noncash stock option compensation                  5,378           (1,437)             781           (2,122)
                                                       ---------        ---------        ---------        ---------
      Total Corporate & Eliminations                       2,521           (4,480)         (11,146)         (11,899)
                                                       ---------        ---------        ---------        ---------
                                                       $  15,930        $  10,238        $  36,516        $  18,564
                                                       =========        =========        =========        =========

PRESS RELEASE
ElkCorp
October 16, 2002
Page 8

CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)

                                                            September 30,
ASSETS                                                   2002           2001
------                                                 --------       --------

Cash and cash equivalents                              $ 21,148       $    204
Receivables, net                                         79,687         87,835
Inventories                                              57,206         37,387
Deferred income taxes                                     3,887          4,555
Prepaid expenses and other                                6,316          4,850
                                                       --------       --------
      Total Current Assets                              168,244        134,831

Property, plant and equipment, net                      209,511        218,297
Other assets                                             12,280          2,609
                                                       --------       --------
      Total Assets                                     $390,035       $355,737
                                                       ========       ========

                                                            September 30,
LIABILITIES AND SHAREHOLDERS' EQUITY                     2002           2001
------------------------------------                   --------       --------

Accounts payable and accrued liabilities               $ 45,604       $ 61,338
Current maturities on long-term debt                          0              0
                                                       --------       --------
      Total Current Liabilities                          45,604         61,338

Long-term debt, net                                     125,989        100,000
Deferred income taxes                                    34,321         28,304
Shareholders' equity                                    184,121        166,095
                                                       --------       --------
      Total Liabilities and Shareholders' Equity       $390,035       $355,737
                                                       ========       ========

PRESS RELEASE
ElkCorp
October 16, 2002
Page 9

CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)

                                                             Three Months Ended
                                                               September 30,
                                                            2002            2001
                                                          --------        --------

CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                                $  8,996        $  4,900
Adjustments to net income
       Depreciation and amortization                         4,550           4,580
       Deferred income taxes                                 2,615           1,114
       Changes in assets and liabilities:
           Trade receivables                                15,077         (14,175)
           Inventories                                     (10,296)         13,629
           Prepaid expenses and other                        3,158           3,637
           Accounts payable and accrued liabilities         (6,187)         13,304
                                                          --------        --------
Net cash from operations                                    17,913          26,989
                                                          --------        --------
INVESTING ACTIVITIES
       Additions to property, plant and equipment           (7,575)         (2,822)
       Other, net                                             (676)            116
                                                          --------        --------
Net cash from investing activities                          (8,251)         (2,706)
                                                          --------        --------
FINANCING ACTIVITIES
       Long-term borrowings (repayments), net                    0         (23,300)
       Dividends on common stock                              (973)           (962)
       Treasury stock transactions and other, net               23              55
                                                          --------        --------
Net cash from financing activities                            (950)        (24,207)
                                                          --------        --------
NET INCREASE IN CASH AND CASH EQUIVALENTS                    8,712              76

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR              12,436             128
                                                          --------        --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                $ 21,148        $    204
                                                          ========        ========